Exhibit 5.1

Our reference AF/TRIT29239-9176416	ONE ONE ONE Eagle Street 111 Eagle Street, Brisbane QLD 4000, Australia GPO Box 9925, Brisbane QLD 4001, Australia Tel +61 7 3228 9333 Fax +61 7 3228 9444 www.corrs.com.au

Sydney Melbourne Brisbane Perth Port Moresby

27 October 2022

Tritium DCFC Limited 48 Miller Street Murarrie QLD 4172	Contact Alexandra Feros (07) 3228 9789 Email: alexandra.feros@corrs.com.au

Dear Sir/Madam

Registration Statement on Form F-1

We have been retained as Australian legal advisers to Tritium DCFC Limited ACN 650 026 314 (Tritium DCFC), a company which is incorporated in Australia, in connection with its filing of a registration statement on Form F-1, on or about 27 October 2022, to which this opinion letter is attached as an exhibit (such registration statement, as amended, including the documents incorporated by reference therein, the Registration Statement) under the U.S. Securities Act of 1993, as amended (Securities Act), with the U.S. Securities and Exchange Commission (the Exchange Commission).

The Registration Statement relates to the registration of:

(a)	up to 11,335,883 fully paid ordinary shares in the capital of Tritium DCFC, no par value (Ordinary Shares), consisting of:

(i)

up to 11,223,647 Ordinary Shares (B. Riley Shares) that may, in Tritium DCFC’s sole discretion, be issued to B. Riley Principal Capital II, LLC (B. Riley) from time to time after the date of the Registration Statement, pursuant to the Ordinary Shares Purchase Agreement dated 2 September 2022 between Tritium DCFC and B. Riley (the Purchase Agreement); and

(ii)

112,236 Ordinary Shares (B. Riley Commitment Shares) issued by Tritium DCFC to B. Riley pursuant to the Purchase Agreement in consideration for B. Riley’s commitment to purchase Ordinary Shares that Tritium DCFC may, in Tritium DCFC’s sole discretion, direct B. Riley to make from time to time after the date of the Registration Statement pursuant to the Purchase Agreement;

(b)

2,030,840 warrants to subscribe for and purchase Ordinary Shares (Financing Warrants), such Financing Warrants having been issued to HealthSpring Life & Health Insurance Company, Inc., Cigna Health and Life Insurance Company, Barings Target Yield Infrastructure Debt Holdco 1 S.À.R.L., Martello Re Limited and REL Batavia Partnership, L.P. (collectively, the Financing Warrant Holders) pursuant to the Subscription and Registration Rights Agreement dated 2 September 2022 between Tritium DCFC and the Financing Warrant Holders (the Financing Warrants Subscription and Registration Rights Agreement) and

27 October 2022 Tritium DCFC Limited Registration Statement on Form F-1

the Warrant Agreement dated 2 September 2022 between Tritium DCFC, Computershare Inc. and Computershare Trust Company, N.A. (the Financing Warrant Agreement); and

(c)	up to 2,030,840 Ordinary Shares (Financing Warrant Shares) which may become issuable upon exercise of Financing Warrants.

The B. Riley Shares, B. Riley Commitment Shares and Financing Warrant Shares are together referred to in this letter as the Shares.

1	Material reviewed

In connection with the opinions in this letter, we have reviewed:

(a)	a copy of the Registration Statement;

(b)	a copy of the certificate of registration of Tritium DCFC;

(c)	a copy of the constitution of Tritium DCFC as at the date of this letter;

(d)	a copy of the Purchase Agreement;

(e)	a copy of the Registration Rights Agreement between B. Riley and Tritium DCFC dated 2 September 2022 (B. Riley Registration Rights Agreement);

(f)	a copy of the Financing Warrants Subscription and Registration Rights Agreement;

(g)	a copy of the Financing Warrant Agreement;

(h)	a copy of the minutes of a meeting of the board of directors of Tritium DCFC held on 30 August 2022:

(i)

authorising the execution, delivery and performance by Tritium DCFC of the Purchase Agreement, the B. Riley Registration Rights Agreement, the Financing Warrants Subscription and Registration Rights Agreement and the Financing Warrant Agreement;

(ii)	approving the issue of the B. Riley Commitment Shares pursuant to the Purchase Agreement;

(iii)

authorising and approving the issuance of Financing Warrants at such time, in such number and upon such terms and conditions as are authorised by the Financing Warrants Subscription and Registration Rights Agreement and the Financing Warrant Agreement, including any adjustments to the number of Financing Warrants issued contemplated by and pursuant to the terms of the Financing Warrants Subscription and Registration Rights Agreement and the Financing Warrant Agreement; and

(iv)

authorising and approving the issuance of Financing Warrant Shares at such time, in such number and upon such terms and conditions as are authorised by the Financing Warrants Subscription and Registration Rights Agreement and the Financing Warrant Agreement, including any adjustments to the number of Financing Warrant Shares issued or

27 October 2022 Tritium DCFC Limited Registration Statement on Form F-1

issuable contemplated by and pursuant to the terms of the Financing Warrants Subscription and Registration Rights Agreement and the Financing Warrant Agreement,

(Board Minutes);

(i)

the results of a search conducted on the date of this letter at 4.53 pm Brisbane time on 27 October 2022 of the Australian Securities and Investments Commission (ASIC) database for Tritium DCFC (ASIC Search);

(j)	a copy of an extract of Tritium DCFC’s members register as at 21 October 2022 (Brisbane time) as maintained by Computershare Inc. and Computershare Trust Company, N.A. (Extract of Members Register);

(k)

a copy of an extract of Tritium DCFC’s warrant holders register as at 21 October 2022 (Brisbane time) as maintained by Computershare Inc. and Computershare Trust Company, N.A. (Extract of Warrant Holders Register); and

(l)	such other instruments, agreements, certificates, minutes, resolutions and other documents we deem necessary in order to give the opinions expressed below.

We have also considered such questions of law as we have considered relevant or necessary in order to give the opinions expressed below.

2	Opinions

Subject to the assumptions and qualifications set out in Schedule 1 and elsewhere in this letter, and subject further to the following:

(a)	the Registration Statement, as finally amended, having become effective under the Securities Act and continuing to be so effective;

(b)	the Board Minutes remaining in full force and effect and not having been rescinded or amended;

(c)	if and when B. Riley Shares are issued pursuant to the Purchase Agreement, valid entries will be made in relation to those B. Riley Shares in the books and registers of Tritium DCFC;

(d)	valid entries having been made in relation to the issue of the B. Riley Commitment Shares in the books and registers of Tritium DCFC;

(e)	valid entries having been made in relation to the issue of the Financing Warrants in the books and registers of Tritium DCFC;

(f)

if and when Financing Warrant Shares are issued pursuant to the Financing Warrants Subscription and Registration Rights Agreement and the Financing Warrant Agreement, valid entries will be made in relation to those Financing Warrant Shares in the books and registers of Tritium DCFC; and

(g)	Tritium DCFC updating ASIC’s records to reflect the issue of the B. Riley Shares,

we are of the opinion that:

(h)	Tritium DCFC has been duly incorporated and is validly registered and existing under the laws of the Commonwealth of Australia;

27 October 2022 Tritium DCFC Limited Registration Statement on Form F-1

(i)

if and when the issuance of B. Riley Shares has been duly authorised by appropriate corporate action and those B. Riley Shares have been duly issued as described in the Registration Statement and in accordance with the Purchase Agreement, those B. Riley Shares will be validly issued and fully paid and will not be subject to any call for payment of further capital;

(j)	the B. Riley Commitment Shares have been validly issued and fully paid and will not be subject to any call for payment of further capital; and

(k)

if and when any Financing Warrants have been validly exercised and the Financing Warrant Shares issuable upon exercise of such Financing Warrants have been duly issued as described in the Registration Statement and in accordance with the Financing Warrants Subscription and Registration Rights Agreement and the Financing Warrant Agreement, those Financing Warrant Shares will be validly issued and fully paid and will not be subject to any call for payment of further capital.

3	General

The opinions in this letter:

(a)	relate exclusively to the documents and transactions described in it;

(b)	are strictly limited to the matters stated in the opinion, and no opinion or belief is implied or may be inferred beyond the matters expressly stated in the opinion;

(c)

are addressed to and given for the benefit of Tritium DCFC and may be relied upon by Tritium DCFC and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act. This letter may not in any circumstance be:

(i)	relied upon, by any other person; or

(ii)	used in connection with any other transaction,

without our prior written consent; and

(d)

are given solely to matters governed by, and should be interpreted in accordance with, the laws of the Commonwealth of Australia as in force and as interpreted at 9.00am Brisbane time on the date of this letter, and we have no obligation to inform you of any change in any relevant law occurring after that time.

We express no opinion as to any laws or any matter relating to any laws other than the laws of Australia.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the references therein to us. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, as amended.

27 October 2022 Tritium DCFC Limited Registration Statement on Form F-1

Yours faithfully

Corrs Chambers Westgarth

/s/ Alexandra Feros
Alexandra Feros
Partner

27 October 2022 Tritium DCFC Limited Registration Statement on Form F-1

Schedule 1

Assumptions and Qualifications

1	Assumptions

We have assumed (without making any investigation) that:

(a)	with respect to all documents reviewed by us:

(i)	all signatures, sealings or markings are genuine;

(ii)

any individual, corporate entity or governmental authority signing, sealing or otherwise marking any of such documents had the requisite legal capacity at all relevant times to sign, seal or otherwise mark such documents;

(iii)	all documents submitted to us as originals are authentic and complete;

(iv)	all documents submitted to us as copies or as a reproduction (including facsimiles) conform to the authentic original documents; and

(v)	the corporate records of Tritium DCFC are complete, true and accurate;

(b)	if we have reviewed a draft of a document rather than an executed copy, the document will be executed in the form of that draft;

(c)	Tritium DCFC has disclosed to us all the information it and any of its officers and employees are aware of and which might affect our findings;

(d)	any documents and information given to us by Tritium DCFC or any of its employees, officers, advisers, agents or representatives are accurate and complete;

(e)	all factual matters in all documents provided to us in connection with this opinion are true and correct;

(f)

each document reviewed by us has been validly executed by each entity expressed to be a party to it and the obligations of each party under each document reviewed by us are valid, blinding and (subject to the terms of each document) enforceable;

(g)	each party to a document reviewed by us, other than Tritium DCFC, is validly registered and existing under the laws of its place of incorporation;

(h)

each party to a document reviewed by us has the power to enter into and perform its obligations under that document and has taken all necessary corporate and other action to authorise the execution, delivery and performance of that document in accordance with its terms;

(i)	the filing of the Registration Statement with the Exchange Commission has been authorised by all necessary actions under all applicable laws other than Australian law;

27 October 2022 Tritium DCFC Limited Registration Statement on Form F-1

(j)

the constitution of Tritium DCFC examined by us remains in full force and effect and no alteration has been made or will be made to the constitution prior to the date of allotment and issue of the Shares (Allotment Date);

(k)

except to the extent that the ASIC Search is inconsistent with the information disclosed by the Extract of Members Register, the information disclosed by the ASIC Search conducted by us was complete, accurate and up to date as at the date of the ASIC Search, that the position has not changed since the time at which the ASIC Search was undertaken and that the result of the ASIC Search will remain complete and accurate at the Allotment Date;

(l)

the information disclosed by the Extract of Members Register and Extract of Warrant Holders Register is complete, accurate and up to date as at 21 October 2022 (Brisbane time) and that the position has not changed since that time;

(m)	Tritium DCFC has complied with its reporting and filing obligations under all applicable laws;

(n)	each document reviewed by us in connection with this opinion:

(i)	is accurate, complete and up-to-date;

(ii)	has not been varied, amended or terminated; and

(iii)	has not been superseded by some other document or action of which we are not aware;

(o)	no material information or documents have been withheld from us, whether deliberately or inadvertently; and

(p)

the resolutions of the directors of Tritium DCFC were duly passed as resolutions of the directors of Tritium DCFC (and, in the case of minutes of a meeting of the board of directors of Tritium DCFC, were accurately minuted), all constitutional, statutory and other formalities were duly observed (including that all provisions relating to the declaration of directors’ interests or the power of interested directors to vote were properly complied with and, in the case of minutes of a meeting of the board of directors of Tritium DCFC, the meeting was properly convened, a quorum was present at all times and all directors who attended and voted at that meeting were entitled to do so), such resolutions were duly adopted, and such resolutions have not been revoked or varied and remain in full force and effect and will remain so at the Allotment Date.

2	Qualifications

Our opinions in this letter are subject to the following qualifications and limitations:

(a)	this opinion only relates to the laws in Australia in force at the date of this opinion and does not express or imply an opinion as to the laws of any other jurisdiction;

(b)	we are not able to comment on, and express no opinion on whether:

(i)	the information given to us for the purposes of this opinion is adequate;

(ii)	the documents given to us for the purposes of this opinion are complete;

27 October 2022 Tritium DCFC Limited Registration Statement on Form F-1

(iii)	the documents given to us for the purposes of this opinion comprise all relevant documents;

(iv)	there is other information relevant to the matters referred to in this opinion;

(v)	all relevant documents and information have been correctly filed; or

(vi)	there are any other matters not brought to our attention which a reasonable person may consider material in relation to the matters referred to in this opinion;

(c)	we do not accept any responsibility for omissions or inaccuracies in this opinion resulting from documents or information not given to us;

(d)

we have relied on the Extract of Members Register, Extract of Warrant Holders Register and the ASIC Search and have not made any independent investigations or searches. We note that the records of ASIC available for public search may not be complete, accurate or up to date. To the extent of any inconsistency between the ASIC Search and the Extract of Members Register, we have assumed that the information in the Extract of Members Register prevails over the information in the ASIC Search; and

(e)

if a person for whose benefit our opinion is given is actually aware of or believes there to be a false or misleading statement or an omission of the information requested to be provided to us in connection with the work performed by us in rendering this opinion, that person may not rely on this opinion in relation to that statement or omission and should seek legal advice on the specific matter concerned.